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                                                                     EXHIBIT M-1

                   [CLEARY, GOTTLIEB, STEEN & HAMILTON LOGO]

                               DECEMBER 30, 2003

The Korea Development Bank
16-3, Yoido-dong
Youngdeungpo-gu
Seoul, Korea

Ladies and Gentlemen:

     We have acted as special United States counsel to The Korea Development Bank, a statutory juridical entity established in the Republic of Korea under The Korea Development Bank Act of 1953, as amended (the "Issuer"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Issuer's registration statement under Schedule B (the "Registration Statement") relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus, of the Issuer's unsecured debt securities (the "Debt Securities"). The Registration Statement relates to Debt Securities having an aggregate initial public offering price or purchase price of up to approximately U.S.$3,000,000,000 or the equivalent thereof. The Debt Securities are to be issued in one or more series pursuant to a fiscal agency agreement dated February 15, 1991 (the "Fiscal Agency Agreement") between the Issuer and The Bank of New York (the "Fiscal Agent").

     We have reviewed the originals or copies certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Debt Securities of a particular series offered pursuant to the Registration Statement or pursuant to any registration statement related thereto filed by the Issuer with the Commission pursuant to Rule 462(b) under the Securities Act have been duly authorized by the Issuer, duly executed and authenticated in accordance with the Fiscal Agency Agreement and duly delivered to and paid for by the purchasers thereof, such Debt Securities will constitute valid, binding and enforceable obligations of the Issuer, entitled to the benefit of the Fiscal Agency Agreement.

     The foregoing opinion is subject to the following qualifications: (i) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity; (ii) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights; (iii) the enforceability in the United States of the waiver of immunities by the Issuer as set forth in the Fiscal Agency Agreement is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976; and (iv) we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under 28 U.S.C. sec.1332 does not exist. In addition, we have assumed that each of the Issuer and the Fiscal Agent will have satisfied those legal requirements that are applicable to it to the extent necessary to make the Fiscal Agency Agreement and the Debt Securities (with respect to the Issuer) enforceable against it (except that no such assumption is made as to the Issuer regarding matters of the federal law of the United States of America or the law of the State of New
York) that in our experience are normally applicable in relation to the transactions contemplated in the Fiscal Agency Agreement and Debt Securities.

     The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement, to the incorporation by reference of this opinion in any registration statement relating thereto filed by the Issuer with the Commission pursuant to Rule 462(b) under the Securities Act and to the references to us under the heading "Legal Matters" in the Prospectus and any prospectus relating to any such other registration statement, without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement or any such other registration statement, including the exhibit as which this opinion is filed.

                                          Very truly yours,

                                          CLEARY, GOTTLIEB, STEEN & HAMILTON

                                          By /s/ JINDUK HAN
                                            ------------------------------------
                                             Jinduk Han, a Partner

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